UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

Commission File Number: 000-56142

EVERYTHING BLOCKCHAIN, INC.
(Exact name of registrant as specified in charter)

Delaware	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 US HIGHWAY 17, FLEMING ISLAND, FL	32003
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number 321-802-2474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “Everything Blockchain”, “we” and “our” refer to Everything Blockchain, Inc. unless the context requires otherwise

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a) Resignation of Mark Gilroy

On September 20, 2021, Mark Gilroy resigned as a director of Everything Blockchain Inc. (the “Company”), effective immediately. Mr. Gilroy’s resignation was not the result of any disagreement between Mr. Gilroy and the Company, Board of Directors or any committee of the Board of Directors of the Company on any matter.

b) Appointment of Richard C. Schaeffer Jr. and Thomas G Amon

On September 21, 2021, the majority of shareholders of Everything Blockchain, Inc., elected to appoint Richard C. Schaeffer Jr. and Thomas G. Amon to the Board of Directors to complete the five-member Board.

Mr. Schaeffer is a former Senior Executive with the National Security Agency (NSA), with almost 50 years in the Information Security, Cyber Security, and Intelligence space. Since retiring in 2010, Mr. Schaeffer has continued to pursue his passion for improving the security of U.S. and partner interests in the Cyber domain. He started a private consulting firm, Riverbank Associates, LLC, located in Severna Park, Maryland, bringing visionary leadership, management and technical experience to his client’s challenges. His client base has included a full range of private sector companies from small start-ups, to mid-size companies, to large system integrators and commercial businesses. He serves on the advisory boards of a number of government, private sector and non-profit companies and organizations. He also serves as an Outside Director on the Boards of three companies addressing the concern of foreign investment and control over elements of foreign owned companies providing products and services to classified U.S. Government clients. He remains a strong advocate in the area of cyber education and training, believing that the Nation’s future in the complex world of Cyberspace depends upon a corps of professionals who are well equipped to deal with a rapidly changing technology and threat environment. Throughout his career, Mr. Schaeffer has been recognized for his vision, leadership, and commitment to excellence. He is known for his strategic thinking, ability to build cohesive teams, political savvy, technical competence, extensive network of cyber and intelligence professionals, and ability to communicate complex topics to any audience.

Mr. Amon is an attorney licensed to practice in the State of New York. Mr. Amon is a Harvard graduate earning his law degree from the University of Virginia. He is a corporate and M&A specialist with over 40 years’ experience representing small and medium sized companies and investment funds. Mr. Amon currently serves as general counsel of an energy company based in New York and Houston Texas. He is acting general counsel and founder of Military Talent Group, Inc. providing recruitment and retention services to veterans, Fortune 500 companies and state and local governments. He also serves as a member of the Board of the New York City Tech Foundation.

Item 9.01 Financial Statements and Exhibits.

d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description
17.1	Letter, dated September 20, 2021, from Mark Gilroy to the Board of Directors of Everything Blockchain, Inc.
99.1	Press Release dated September 21, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYTHING BLOCKCHAIN, INC.

Date: September 21, 2021	By:	/s/ Eric Jaffe
Eric Jaffe
Chief Executive Officer

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